Exhibit 10.4

Veridex, LLC

a Johnson and Johnson company

PO Box 4920

33 Technology Drive

2nd Floor

Warren, NJ 07059

December 20, 2005

Byron Hewett,

CEO Immunicon Corporation

3401 Masons Mill Road, Suite 100

Huntingdon Valley, PA 19006-3574

Subject:  Development, License and Supply Agreement between Immunicon Corporation and Ortho-Clinical Diagnostics, Inc. dated August 17, 2000 as modified.

Dear Byron:

We propose further modifying the subject Agreement by adding the following milestone (to be 5.2.15). All other terms and conditions of the Agreement shall remain the same. Please indicate your acceptance by signing in the appropriate space below.

5.1.15 Five Hundred Thousand Dollars (US$500,000) for participation in the SWOG 0500 study (referred to as the “BRAT Study” by the Parties) in which Immunicon participates as the central testing laboratory for conducting circulating tumor cell testing and analysis of study patients using CellSearch reagents. Two Hundred Fifty Thousand Dollars (US$250,000) of such total $500,000 shall be payable to Immunicon upon the execution of a binding agreement between Immunicon and the clinical research coordination body responsible for conducting the BRAT Study (currently identified as SWOG); provided that such agreement establishes that Immunicon is the central testing laboratory providing CellSave tubes for sample collection, shipping of specimens from collection sites to Immunicon, conducting circulating tumor cell analysis of study patients using CellSearch™ reagents according to Good Clinical Practices and providing results to the appropriate study coordinator. The remaining Two Hundred Fifty Thousand Dollars ($250,000) of the total $500,000 shall be paid to Immunicon upon enrollment by participating groups of more than half of the number of qualified and eligible patients comprising the targeted study population as defined in the final BRAT Study protocol at study initiation. The completion date for this milestone is one year after the first patient is enrolled.

December 20, 2005	Page 1 of 2

Veridex, LLC

By:	/s/ Mark Myslinski
Mark Myslinski, General Manager

ACCEPTED AND AGREED

IMMUNICON CORPORATION

By: /s/ Byron D. Hewett

Name: Byron D. Hewett

Title: President and CEO

Date: December 30, 2005

December 20, 2005	Page 2 of 2